SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2008

ZOOM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18672	51-0448969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 South Street, Boston, MA 02111

(Address of principal executive offices, including zip code)

 (617) 423-1072

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2008 Zoom Technologies, Inc. (the “Company”) received a letter from the NASDAQ Stock Market stating that the Company had failed to comply with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4) and that  its common stock is therefore subject to delisting from the NASDAQ Capital Market. Zoom has been granted an appeal of this determination at a hearing before a NASDAQ Listing Qualifications Panel scheduled for July 10, 2008. NASDAQ stayed the delisting of Zoom’s securities until the outcome of the hearing, and the delisting status will be determined typically within 30 days following the hearing.

Zoom’s plan to regain compliance with the NASDAQ continued listing requirements includes a reverse stock split. Authorization for Zoom’s Board to approve this reverse stock split has been proposed to Zoom stockholders in the Proxy Statement filed with the SEC on April 28, 2008 in connection with the annual meeting of Zoom stockholders to be held on June 26, 2008. Zoom believes NASDAQ Listing Qualifications Panels have generally viewed a reverse stock split as the only definitive plan acceptable to resolve a bid price deficiency. Zoom’s common stock will continue to trade on the NASDAQ Capital Market pending the outcome of the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Robert Crist
Robert A. Crist
Chief Financial Officer

Date: May 21, 2008